As filed with the Securities and Exchange Commission on March 9, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

THESEUS PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	83-0712806
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

314 Main Street
Cambridge, Massachusetts 02142	02142
(Address of Principal Executive Offices)	(Zip Code)

Theseus Pharmaceuticals, Inc. 2021 Equity Incentive Plan

Theseus Pharmaceuticals, Inc. 2021 Employee Stock Purchase Plan

(Full title of Plan)

Timothy P. Clackson, Ph.D.

President and Chief Executive Officer

Theseus Pharmaceuticals, Inc.

314 Main Street

Cambridge, Massachusetts 02142

(Name and address of agent for service)

(857) 400-9491

(Telephone number, including area code, of agent for service)

Copies to:

Robert Puopolo, Esq. Marishka DeToy, Esq. Goodwin Procter, LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed to register the offer and sale of (i) an additional 1,936,722 shares of the Registrant’s common stock, $0.001 par value per share, to be issued under the Registrant’s 2021 Equity Incentive Plan and (ii) an additional 387,344 shares of the Registrant’s common stock, $0.0001 par value per share, to be issued under the Registrant’s 2021 Employee Stock Purchase Plan. This Registration Statement incorporates by reference the contents of the registration statement filed on Form S-8 (SEC File No. 333-260158) of the Registrant on October 8, 2021, and the registration relating to the Registrant’s 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan pursuant to General Instruction E.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.	10-Q	001-40869	3.1	August 11, 2022

4.2	Amended and Restated Bylaws of the Registrant, as currently in effect.	10-Q	001-40869	3.2	August 11, 2022

5.1	Opinion of Goodwin Procter LLP.					X

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm for the Registrant.					X

23.2	Consent of Goodwin Procter LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (contained in the signature page to this Registration Statement).					X

99.1	2021 Equity Incentive Plan and forms of equity agreements thereunder.	S-1/A	333-259549	10.3	September 30, 2021

99.2	2021 Employee Stock Purchase Plan.	S-1/A	333-259549	10.4	September 30, 2021

107	Filing Fee Table.					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts on this 9th day of March, 2023.

THESEUS PHARMACEUTICALS, INC.

By:	/s/ Timothy P. Clackson, Ph.D.
Timothy P. Clackson, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Timothy P. Clackson, Ph.D. and Bradford D. Dahms and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy P. Clackson, Ph.D. Timothy P. Clackson, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	March 9, 2023

/s/ Bradford D. Dahms Bradford D. Dahms	Chief Financial Officer (Principal Financial and Accounting Officer)	March 9, 2023

/s/ Iain D. Dukes, MA, D.Phil. Iain D. Dukes, MA, D.Phil.	Chairman and Director	March 9, 2023

/s/ Carl Gordon, Ph.D. Carl Gordon, Ph.D.	Director	March 9, 2023

/s/ Donald J. Hayden	Director	March 9, 2023
Donald J. Hayden

/s/ Michael Rome, Ph.D. Michael Rome, Ph.D.	Director	March 9, 2023

/s/ Steven Stein, M.D. Steven Stein, M.D.	Director	March 9, 2023

/s/ Kathy Yi Kathy Yi	Director	March 9, 2023